Exhibit 10.2
NEITHER THE ISSUANCE AND SALE OF THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), AND THIS SECURITY MAY NOT BE CONVERTED BY OR ON BEHALF OF ANY U.S. PERSON UNLESS REGISTERED UNDER THE U.S. SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.
UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY SHALL NOT TRADE THE SECURITY BEFORE NOVEMBER 12, 2008.
CONVERTIBLE PROMISSORY NOTE
THIS CONVERTIBLE PROMISSORY NOTE is made as of the 11th day of July, 2008 by Ivanhoe Energy Inc., a company duly incorporated under the laws of the Yukon Territory (“Ivanhoe”), in favour of Talisman Energy Canada, an Alberta general partnership (“Talisman”).
PROMISE TO PAY AND AGREEMENT:
FOR VALUE RECEIVED, Ivanhoe hereby acknowledges itself indebted to Talisman and promises to pay to Talisman, its successors and permitted assigns, the principal amount of FORTY MILLION DOLLARS ($40,000,000) (the “Principal Amount”) on July 11, 2011 (the “Maturity Date”), provided that upon the occurrence of an Event of Default (as such term is defined in the Fixed and Floating Charge Debenture (the “Debenture”) of even date granted by Ivanhoe to Talisman) the Principal Amount and any interest accrued thereon shall be payable on demand in accordance with Article 9 of the Debenture and in the manner provided for herein.
All references in this Convertible Promissory Note to $ or “dollars” means lawful currency of Canada.
Ivanhoe hereby promises to pay to Talisman interest on the unpaid portion of the Principal Amount at the Prime Rate plus two percent (2%) per annum, calculated daily and not compounded, such interest to be payable semi-annually on July 11 and January 11 (commencing January 11, 2009) of each year or upon demand in accordance with this Convertible Promissory Note, whichever shall first occur; and if Ivanhoe should at any time default in the payment of any Principal Amount or any interest thereon, Ivanhoe shall pay interest on the amount in default both before and after demand, default and/or judgment at the Prime Rate plus two percent (2%) per annum, calculated and compounded daily until each such amount is paid indefeasibly and in full. Accrued and unpaid interest on any Principal Amount converted hereunder shall be payable at the date of the next scheduled semi-annual interest payment, on the Maturity Date or upon demand in accordance with this Convertible Promissory Note, whichever first occurs.
PREPAYMENT:  Ivanhoe shall not in any event make any prepayment under or in connection with this Convertible Promissory Note; provided however that if and whenever the Principal Amount outstanding under this Convertible Promissory Note is TEN MILLION DOLLARS ($10,000,000) or less, then all but not less than all of such remaining Principal Amount that is not converted in accordance with the terms of this Convertible Promissory Note before the date of prepayment, and any and all interest accrued thereon, may be prepaid by Ivanhoe without bonus or penalty upon 90 days written notice by Ivanhoe to Talisman setting forth Ivanhoe’s intention to so prepay the remaining Principal Amount and all accrued interest under this Convertible Promissory Note, but without prejudice to the right of Talisman to convert all or a portion of such remaining Principal Amount to Common Shares, as provided below, prior to the date of such prepayment.
CONVERSION:  Subject to and in compliance with the conversion procedures set forth in Schedule “A” to this Convertible Promissory Note which forms part of this Convertible Promissory Note, Talisman shall have the right from time to time to convert all or a portion of the Principal Amount then outstanding under this Convertible Promissory Note into fully paid and non-assessable common shares of Ivanhoe (“Common Shares”) at a conversion price of $3.13 per Common Share at any time and from time to time prior to the Maturity Date, subject to adjustment in certain circumstances as provided for in Schedule “A”.
For purposes of this Convertible Promissory Note, “Prime Rate” means the rate of interest expressed as a rate per annum that the main branch of Royal Bank of Canada in the City of Calgary uses as a reference rate for calculating interest on dollar denominated commercial demand loans made by such bank in Canada and that it refers to as its “prime rate”. The interest rate payable hereunder shall vary automatically without notice to any interested party hereto whenever there is a variation in such rate.
This Convertible Promissory Note and all rights hereunder are not transferable by the holder thereof except with the written consent of Ivanhoe, which consent shall not be unreasonably withheld, provided that this Convertible Promissory Note and all rights hereunder may be assigned to Talisman Energy Inc. or any of its direct or indirect wholly owned subsidiaries.
This Convertible Promissory Note shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.
In the event that any day on which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before 5:00 p.m. (Calgary time) on the next succeeding day that is a Business Day. For purposes of this Convertible Promissory Note, a “Business” Day is a day on which Canadian chartered banks are open for banking business in the City of Calgary.
The payment of any Principal Amount and any interest thereon shall be made by bank wire pursuant to wire transfer instructions provided by Talisman, unless Ivanhoe is otherwise notified by Talisman.
Ivanhoe hereby waives grace, demand, presentment for payment, notice of dishonour or default, protest and diligence in collecting.
Each of the provisions contained in this Convertible Promissory Note is distinct and severable and a declaration of invalidity or unenforceability of any such provision by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof or thereof.

IN WITNESS WHEREOF Ivanhoe makes and delivers this Convertible Promissory Note as of the date first above written.

IVANHOE ENERGY INC.
Per:	/s/ “Ian S. Barnett”
Authorized Signatory

SCHEDULE “A” TO CONVERTIBLE PROMISSORY NOTE
Conversion Provisions
A.	Manner of Exercise of Right to Convert
(a)	In order to exercise the right of conversion under the Convertible Promissory Note to which this schedule is attached, Talisman shall deliver to Ivanhoe a notice of election to convert as of the day of delivery of such notice (the “Conversion Date”) duly signed by Talisman:
i.	stating that Talisman elects to convert all or a portion of the outstanding Principal Amount of the Convertible Promissory Note, specifying the Principal Amount to be so converted;

ii.	indicating the address to which the certificate(s) representing the Common Shares issuable upon conversion are to be delivered; and

iii.	(1) certifying that Talisman is not a “U.S. Person” (as defined in Regulation S promulgated under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”)) and the Convertible Promissory Note is not being converted on behalf of a U.S. Person or (2) accompanied by a written opinion of counsel to the effect that the Convertible Promissory Note and the Common Shares delivered upon conversion thereof have been registered under the U.S. Securities Act or are exempt from registration thereunder.
(b)	Each notice of election to convert less than all of the then outstanding Principal Amount under the Convertible Promissory Note must be for a minimum Principal Amount of FIVE MILLION DOLLARS ($5,000,000), and no more than four (4) notices of election to convert may be delivered by Talisman to Ivanhoe in any one (1) year calendar period.
(c)	Upon delivery of the notice of election to convert in accordance with subsection (a) above, Talisman shall be entitled to be entered in the books of Ivanhoe as at the Conversion Date as the holder of the number of Common Shares into which the portion of the Convertible Promissory Note is converted in accordance with the terms of this Convertible Promissory Note, and as soon as practicable thereafter, Ivanhoe shall deliver to Talisman, a certificate for such Common Shares.
(d)	Notwithstanding anything herein contained, Common Shares will only be issued and registered upon conversion of this Convertible Promissory Note in compliance with the securities laws of any applicable jurisdiction, and, without limiting the generality of the foregoing, in the event that this Convertible Promissory Note is converted prior to the expiry of any applicable hold period under applicable securities legislation, the certificates representing the Common Shares thereby issued will bear such legend or legends as may, in the opinion of counsel to Ivanhoe, be necessary in order to avoid a violation of any securities laws of any province of Canada or the United States or to comply with the requirements of any stock exchange on which the Common Shares are listed
B.	Adjustment of Conversion Rights
If and whenever at any time after the date hereof while the Principal Amount or any portion thereof under the Convertible Promissory Note remains outstanding, there is:
(a)	a reclassification of the Common Shares at any time outstanding or change of the Common Shares into other shares or into other securities, whether of Ivanhoe or of another body corporate; or

(b)	other capital reorganization, including a subdivision or a consolidation of the outstanding Common Shares or an issuance of Common Shares, or securities convertible into or exchangeable for Common Shares, as a stock dividend or other distribution to all or substantially all of the holders of Common Shares; or

(c)	an amalgamation or merger of Ivanhoe with or into any other corporation or other entity (other than with a wholly-owned subsidiary of Ivanhoe which does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other shares); or

(d)	a transfer of the undertaking or assets of Ivanhoe as an entirety or substantially as an entirety to another corporation or other entity in which the holders of Common Shares are entitled to receive shares, other securities or other property,
(any of such events being called a “Capital Reorganization”), Talisman will be entitled to receive upon the conversion, after the date of such Capital Reorganization, of all or a portion of the Principal Amount outstanding, and will accept for the same aggregate consideration in lieu of the number of Common Shares to which Talisman was previously entitled upon such conversion, the aggregate number of shares, other securities or other property which Talisman would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, Talisman had been the registered holder of the number of Common Shares into which the Principal Amount being converted was convertible immediately prior to such Capital Reorganization. The adjustments provided for in this provision are cumulative and shall apply to successive events requiring any adjustment under this provision. Ivanhoe will take all steps necessary to ensure that, on a Capital Reorganization, Talisman will, if it exercises its conversion rights hereunder, receive the aggregate number of shares, other securities or other property to which it is entitled as a result of the Capital Reorganization. Appropriate adjustments will be made as a result of any such Capital Reorganization in the application of the provisions set forth in this Convertible Promissory Note with respect to the rights and interests thereafter of Talisman under this Convertible Promissory Note to the end that the conversion provisions set forth in this Convertible Promissory Note will thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares, other securities or other property thereafter deliverable upon the conversion of this Convertible Promissory Note.

C.	No Requirement to Issue Fractional Shares
Ivanhoe shall not be required to issue fractional Common Shares upon the conversion of this Convertible Promissory Note. If any fractional interest in a Common Share would, except for the provisions of this Section, be deliverable upon the conversion of any principal amount of the Convertible Promissory Note, Ivanhoe may, at its sole option, satisfy such fractional interest by paying to Talisman an amount in lawful money of Canada equal (to the nearest amount) to the corresponding fraction of the value of a Common Share on the Conversion Date, determined by the directors of Ivanhoe acting in good faith which determination shall be conclusive, provided that Ivanhoe shall not be required to make any payment, calculated as aforesaid, that is less than $10.00.
D.	Ivanhoe to Reserve Shares
Ivanhoe shall at all times while the Convertible Promissory Note remains outstanding reserve and keep available out of its authorized but unissued Common Shares solely for the purpose of issue upon conversion of this Convertible Promissory Note as provided herein such number of Common Shares as shall then be issuable upon the conversion of this Convertible Promissory Note. All Common Shares which shall be so issuable shall be duly and validly issued as fully paid and non-assessable.
E.	Reduction of Principal Amount and Cancellation of Converted Note
The Principal Amount owing under this Convertible Promissory Note shall be reduced by any amount converted in accordance with the provisions of this Convertible Promissory Note as of the applicable Conversion Date. Upon conversion of the entire Principal Amount outstanding under this Convertible Promissory Note and payment of all interest owing under this Convertible Promissory Note, this Convertible Promissory Note shall be surrendered by Talisman to Ivanhoe for cancellation.
F.	Legends
Certificates evidencing Common Shares issuable upon conversion of the Convertible Note shall bear such legend or legends as may be required pursuant to applicable securities laws of Canada, the United States and any other applicable jurisdiction.